Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 3, 2025, relating to the financial statements of KKR Real Estate Finance Trust, Inc. and the effectiveness of KKR Real Estate Finance Trust Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of KKR Real Estate Finance Trust Inc. for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 30, 2025